EXHIBIT 5



                                  July 21, 1999


Catawba Valley Bancshares, Inc.
1039 Second Street NE
Hickory, North Carolina  28601-3843

Ladies and Gentlemen:

As counsel for Catawba Valley Bancshares, Inc. (the "Company"), I am furnishing the following opinion in connection with the proposed issuance by the Company of up to 210,070 shares of its common stock, $1.00 par value (the "Common Stock") pursuant to the Catawba Valley Bancshares, Inc. 1996 Incentive Stock Option Plan and the 1997 Nonqualified Stock Option Plan for Directors (collectively, the "Plans"). These securities are the subject of a Registration Statement to be filed by the Company with the Securities and Exchange Commission on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), to which this opinion is to be attached as an exhibit.

I have examined the Articles of Incorporation and Bylaws of the Company, the minutes of meetings of its Board of Directors and such other corporate records of the Company and other documents and have made such examinations of law as I have deemed relevant for the purposes of this opinion. Based upon such examination and such certificate, it is my opinion that the 210,070 of Common Stock of the Company which are being registered pursuant to the Registration Statement, may be legally issued in accordance with the Company's Articles of Incorporation and Bylaws, and when so issued and duly delivered against payment therefore pursuant to the Plans as described in the Registration Statement, such shares of Common Stock will be legally issued, fully paid and nonassessable.

The opinion expressed herein does not extend to compliance with state and federal securities laws relating to the sale of these securities.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement that you are about to file with the Securities and Exchange Commission. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the 1933 Act or the regulations promulgated pursuant to the 1933 Act.

                                    Yours very truly,

                                    ANTHONY GAETA, JR., P.A.



                                    By:  Anthony Gaeta, Jr.


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